UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2022

GBT TECHNOLOGIES INC.

(Exact name of small business issuer as specified in its charter)

Nevada	000-54530	27-0603137
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

2450 Colorado Ave., Suite 100E, Santa Monica, CA 90404

(Address of principal executive offices) (Zip code)

Registrant’s telephone number including area code: 888-685-7336

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreements

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment No. 1 to the Joint Venture and Territorial License Agreement by and between Ildar Gainulin and Maria Belova and GBT Technologies Inc.

GBT Technologies Inc. (the “Company”) and Ildar Gainulin and Maria Belova entered into Joint Venture and Territorial License Agreement effective June 10, 2022 (the “Meta Agreement”) with respect to the formation of Metaverse Kit Corp., a joint venture entered between the parties. The parties amended the Meta Agreement to further define the constitution of the Board of Directors. As such, Section 4.2 of the Meta Agreement was amended and restated to provide that the Board of Metaverse Kit Corp. shall consist of two Directors, one of whom shall be appointed by Ildar Gainulin and Maria Belova and the other shall be appointed by the Company.

Amendment No. 1 to the Joint Venture and Territorial License Agreement by and between Magic Internacional Argentina FC, SL and GBT Technologies Inc.

The Company and Magic Internacional Argentina FC, SL entered into Joint Venture and Territorial License Agreement effective April 11, 2022 (the “Tokenize Agreement”) with respect to the formation of GBT Tokenize Corp., a joint venture entered between the parties. The parties amended the Tokenize Agreement to further define the constitution of the Board of Directors. As such, Section 4.2 of the Tokenize Agreement was amended and restated to provide that the Board of GBT Tokenize Corp. shall consist of two Directors, one of whom shall be appointed by GBT Tokenize Corp. and the other shall be appointed by the Company.

Amendment No. 1 to the Joint Venture Agreement by and between Bitspeed LLC and GBT Technologies Inc.

The Company and Bitspeed LLC entered into Joint Venture and Territorial License Agreement effective October 10, 2019 (the “Bitspeed Agreement”) with respect to the formation of GBT Bitspeed Corp., a joint venture entered between the parties. The parties amended the Bitspeed Agreement to further define the constitution of the Board of Directors. As such, Section 4.2 of the Bitspeed Agreement was amended and restated to provide that the Board of GBT Bitspeed Corp. shall consist of two Directors, one of whom shall be appointed by Bitspeed LLC and the other shall be appointed by the Company.

Departure of Directors or Certain Officers

On June 17, 2022, Michael Murray resigned as the President and Director of the Company so that he may fully devote all of his efforts to GBT Tokenize Corp. and Metaverse Kit Corp., the Company’s joint ventures. Mr. Murray’s resignation was not the result of any disagreements with management or board of directors of the Company.

The foregoing description of the terms of the above transactions do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements, the forms of which are filed as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Amendment No. 1 to the Joint Venture and Territorial License Agreement by and between Ildar Gainulin and Maria Belova and GBT Technologies Inc.
10.2	Amendment No. 1 to the Joint Venture and Territorial License Agreement by and between Magic Internacional Argentina FC, SL and GBT Technologies Inc.
10.3	Amendment No. 1 to the Joint Venture Agreement by and between Bitspeed LLC and GBT Technologies Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GBT TECHNOLOGIES INC.

		By:	/s/ Mansour Khatib

		Name:	Mansour Khtib
		Title:	Chief Executive Officer

Date:	June 17, 2022